Aspira Women’s Health Inc. 8-K

Exhibit 99.1

Aspira Women’s Health Announces Appointment of

Celeste Fralick, Ph.D., to its Board of Directors

AUSTIN, Texas —Feb. 28, 2022 — Aspira Women’s Health Inc. (Nasdaq: AWH), a bioanalytical-based women’s health company, today announced the appointment of Celeste Fralick, Ph.D., to its Board of Directors, effective February 23, 2022.

Dr. Fralick is an accomplished executive with over four decades of data strategy experience. She brings to the Board a broad background in technology and specifically healthcare in several markets with both customer and industry-facing experience. She has expertise in statistics, cybersecurity, system engineering, disability analyses, risk management, operations, quality systems, global regulatory affairs, clinical management, biotechnology, reliability and data management. She has been recognized globally and cross-industry for leading edge analytics, ideation, strategic leadership and results-oriented competencies. Dr. Fralick was named to Forbes’ inaugural 2018 list of “Top 50 Women in Technology.”

“We warmly welcome Celeste to our Board of Directors. She is an accomplished senior executive with exceptional leadership qualities. She will be a tremendous asset to our Board, and we look forward to her insights,” said James LaFrance, Chair of Aspira’s Board.

Valerie Palmieri, President and CEO of Aspira added, “Celeste brings diverse data strategy expertise to the Board. As we expand our portfolio and incorporate additional data variables, her guidance and knowledge will be invaluable to the company.”

Dr. Fralick noted, “I am excited to join this dynamic company’s Board of Directors. I look forward to working with this team, which has been passionately committed to making a difference in women’s lives.”

Dr. Fralick recently retired as Chief Data Scientist at McAfee where she was responsible for developing enterprise and consumer product analytics and the data ecosystem. Prior to that, she was the Senior Principal Engineer, Chief Technology Officer of Analytics at Intel where she spent 22 years leading, developing, and implementing analytic strategy across various departments in the company, including a corporate-wide Analytic Center of Excellence. Prior to Intel , Dr. Fralick managed over 50 custom and module programs at Medtronic, and was a divisional Product Assurance Manager at National Semiconductor/Fairchild Semiconductor. She began her career at Texas Instruments where she was a Quality/Reliability Engineering Manager. Dr. Fralick earned a Ph.D. in Biomedical Engineering (focused on analytics, neural networks, neuroscience, and bioelectricity) from Arizona State University, an MSE in Biomedical Engineering (focused on cardiomyopathy and neurostimulation ) from Arizona State University, and a BS in Microbiology/Chemistry from Texas Tech University.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. is transforming women’s health with the discovery, development, and commercialization of innovative testing options and bio-analytical solutions that help physicians assess risk, optimize patient management, and improve gynecologic health outcomes for women.  Aspira Women’s Health is particularly focused on closing the ethnic disparity gap in ovarian cancer risk assessment and developing solutions for pelvic diseases such as pelvic mass risk assessment and endometriosis. OVA1plusTM combines our FDA-cleared products, OVA1® and OVERA®, to detect risk of ovarian malignancy in women with adnexal masses. Aspira GenetiXTM testing offers both targeted and comprehensive genetic testing options with a gynecologic focus. With over 10 years of expertise in ovarian cancer risk assessment, Aspira Women’s Health is working to deliver a portfolio of pelvic mass products over a patient’s lifetime with our cutting-edge research. The next generation of products in development include OVAWatchTM and EndoCheckTM. To improve patient accessibility, Aspira Women’s Health has recently launched our Aspira Synergy technology transfer platform to empower health systems, academics, regional labs, and physician group labs to conduct genetic and specialty tests in-house. Visit our website for more information at www.aspirawh.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties.  All statements other than statements of historical facts contained in this press release are forward-looking statements. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties, and assumptions, including the risks and uncertainties described in the section entitled “Risk Factors” in Aspira Women’s Health’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021. The events and circumstances reflected in Aspira Women’s Health’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.  Aspira Women’s Health expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Ashley R. Robinson

LifeSci Advisors, LLC

Tel 617-430-7577

Arr@lifesciadvisors.com